EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-22445 of Find/SVP, Inc., on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); in Post-Effective Amendment No. 1 to the Registration Statement No. 333-68315 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); in Registration Statement No. 333-111081 on Form S-8 (pertaining to the Find/SVP, Inc. 2003 Stock Incentive Plan); and in Registration Statement No. 333-43940 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) of our report dated March 30, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in method of accounting for stock-based compensation on January 1, 2004 to conform with SFAS No. 123, “Accounting for Stock-Based Compensation”), relating to the consolidated financial statements and financial statement schedule of Guideline, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Guideline, Inc. for the fiscal year ended December 31, 2005.

/s/ Deloitte & Touche LLP
New York, New York
March 30, 2006